Exhibit 99.3

KEYCORP

OFFER TO EXCHANGE

Up to 158,523,108 Common Shares of KeyCorp

for any and all

5.875% Trust Preferred Securities (CUSIP No. 49327J200) of KeyCorp Capital V,

6.125% Trust Preferred Securities (CUSIP No. 49327K207) of KeyCorp Capital VI,

7.000% Enhanced Trust Preferred Securities (CUSIP No. 49327C205) of KeyCorp Capital VIII,

6.750% Enhanced Trust Preferred Securities (CUSIP No. 49327Q204) of KeyCorp Capital IX and

8.000% Enhanced Trust Preferred Securities (CUSIP No. 49327R103) of KeyCorp Capital X

(collectively, the “Trust Preferred Securities”)

Dated             , 2009

The Exchange Offer will expire at 11:59 p.m., New York City time, on     ,         , 2009 (unless we extend it or terminate it early). The Exchange Offer will have two parts, the “Early Tender Period” and the “Final Tender Period”. The Early Tender Period will begin on the date the Exchange Offer commences and will expire at 5:00 p.m., New York City time, on             , 2009, which is the      business day following the commencement of the Exchange Offer.

            , 2009

To Our Clients:

This letter relates to the offer by KeyCorp ( “KeyCorp”) to exchange (the “Exchange Offer”) up to 158,523,108 of our newly issued common shares, par value $1.00 per share (the “Common Shares”), for any and all of the $1,740,000,000 in aggregate liquidation preference of the outstanding Trust Preferred Securities of KeyCorp Capital V, KeyCorp Capital VI, KeyCorp Capital VIII, KeyCorp Capital IX, and KeyCorp Capital X (collectively, the “KeyCorp Capital Trusts”) set forth on Annex A hereto, on the terms and subject to the conditions set forth in the Prospectus dated             , 2009 (the “Prospectus”) and in the accompanying Letter of Transmittal (as each may be amended or supplemented from time to time) (collectively, the “Offer Documents”). Certain terms used and not defined herein shall have the respective meanings ascribed to them in the Prospectus.

In addition, KeyCorp will also pay cash for any accrued and unpaid distributions on any Trust Preferred Securities accepted in the Exchange Offer to, but excluding, the date of settlement of the Exchange Offer.

This material is being forwarded to you as the beneficial owner of the Trust Preferred Securities held by us for your account but not registered in your name. A TENDER OF SUCH TRUST PREFERRED SECURITIES MAY ONLY BE MADE BY US AS A PARTICIPANT IN THE DEPOSITORY TRUST COMPANY PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Trust Preferred Securities held by us for your account. You may only tender your Trust Preferred Securities by book-entry transfer of the Trust Preferred Securities into the exchange agent’s account at The Depository Trust Company. We urge you to read carefully the applicable Offer Documents, including the documents incorporated by reference therein, and the related letter of transmittal before instructing us to tender your Trust Preferred Securities. WE HAVE NOT TAKEN ANY ACTION UNDER NON-U.S. REGULATIONS TO FACILITATE A PUBLIC OFFER TO EXCHANGE OUTSIDE THE UNITED STATES. THEREFORE, THE ABILITY OF ANY NON-U.S. PERSON TO TENDER TRUST PREFERRED SECURITIES IN THE EXCHANGE OFFER WILL DEPEND ON WHETHER THERE IS AN EXEMPTION AVAILABLE UNDER THE LAWS OF SUCH PERSON’S HOME COUNTRY THAT WOULD PERMIT THE PERSON TO PARTICIPATE IN THE EXCHANGE OFFER WITHOUT THE NEED FOR US TO TAKE ANY ACTION TO FACILITATE A PUBLIC OFFERING IN THAT COUNTRY OR OTHERWISE. Copies of the relevant Offer Documents (including the related letter of transmittal) may be requested directly from D.F. King & Co., Inc. at their New York office at (800) 431-9633 (toll-free) or (212) 269-5550 (collect) or through email at keycorp@dfking.com.

Your instructions should be returned to us as promptly as possible in order to permit us to tender Trust Preferred Securities on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 11:59 p.m., New York City time, on             , 2009, unless extended or earlier terminated by us. Any Trust Preferred Securities tendered pursuant to the Exchange Offer may be withdrawn at any time before 11:59 p.m., New York City time, on             , 2009.

Your attention is directed to the following:

1.	The Exchange Offer is for any and all Trust Preferred Securities.

2.	If you desire to tender any Trust Preferred Securities pursuant to the Exchange Offer, we must receive your instructions in ample time to permit us to effect a tender on your behalf by the Expiration Date.

3.	The Exchange Offer is subject to certain conditions. See the section of the Prospectus captioned “The Exchange Offer—Conditions of the Exchange Offer.”

4.	We will pay all transfer taxes applicable to the purchase and transfer of Trust Preferred Securities pursuant to the Exchange Offer, except as provided in the Offer Documents.

5.	This Exchange Offer constitutes neither an offer to sell nor an offer to purchase nor a solicitation thereof in any jurisdiction in which, or to or from any person from whom, it is unlawful to make such offer under applicable securities or blue sky laws.

If you wish to tender any or all of your Trust Preferred Securities held by us for your account or benefit pursuant to the Exchange Offer and Consent Solicitation, please so instruct us by completing, executing and returning to us the instruction form that appears below as soon as possible. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Trust Preferred Securities held by us and registered in our name for your account.

All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer Documents.

SOLICITING DEALER FEE

NAME AND ADDRESS OF BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER ELIGIBLE RECIPIENT THAT SOLICITED INSTRUCTIONS TO SUBMIT

If you are a retail beneficial owner (i.e., you hold less than the U.S. dollar equivalent of $250,000 of a particular series of Trust Preferred Securities), you may designate the broker, dealer, commercial bank, trust company or any other eligible recipient that solicited your submission so that, in the event the Exchange Offer is successful, with respect to any tender in an amount up to $             in aggregate liquidation preference or liquidation amount that is accepted in the Exchange Offer, we will pay the relevant eligible soliciting dealer a fee of         % on the amount of such tender. Please complete the information below and send your completed instruction letter to your broker, dealer, commercial bank, trust company or any other eligible recipient that solicited your submission, so that they can provide confirmation of their eligibility for the soliciting dealer fee to us.

Name of Firm

(Please Print)

Name of Individual at Firm, if known

Address

(Include Zip Code)

****

RETURN THIS PAGE TO YOUR SECURITIES INTERMEDIARY

INSTRUCTIONS TO THE DEPOSITORY TRUST COMPANY PARTICIPANT

The undersigned acknowledge(s) receipt of your letter relating to the Exchange Offer with respect to the Trust Preferred Securities.

This will instruct you to tender the aggregate amount of Trust Preferred Securities indicated below held by you or for the account or benefit of the undersigned (or, if no amount is indicated below, for all of the aggregate amount of the Trust Preferred Securities held by you for the account or benefit of the undersigned) upon the terms and subject to the conditions set forth in the Offer Documents.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of KeyCorp with respect to the Trust Preferred Securities.

This will instruct you to tender Trust Preferred Securities with respect to the aggregate liquidation preference of Trust Preferred Securities indicated below pursuant to the terms of and conditions set forth in the Prospectus dated             , 2009

PART A—DESCRIPTION OF TRUST PREFERRED SECURITIES TENDERED

☐	Please do not tender any Trust Preferred Securities held by you for my account.

☐	Please tender the Trust Preferred Securities held by you for my account as indicated below:

DESCRIPTION OF TRUST PREFERRED SECURITIES TENDERED
Name(s) and Address(es) of Holder(s) (Please fill in, if blank)	Type of Trust Preferred Securities Tendered	Aggregate Liquidation Amount Represented	Liquidation Amount Tendered*
5.875% Trust Preferred Securities of KeyCorp Capital V
6.125% Trust Preferred Securities of KeyCorp Capital VI
7.000% Enhanced Trust Preferred Securities of KeyCorp Capital VIII
6.750% Enhanced Trust Preferred Securities of KeyCorp Capital IX
8.000% Enhanced Trust Preferred Securities of KeyCorp Capital X
Total Liquidation Amount of Trust Preferred Securities

*  Unless otherwise indicated in the column labeled “Liquidation Amount Tendered” and subject to the terms and conditions of the Exchange Offer, a Holder will be deemed to have tendered the entire aggregate liquidation amount represented by the Trust Preferred Securities indicated in the column labeled “Aggregate Liquidation Amount Represented.”

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